Milliman Variable Insurance Trust 485BPOS

Exhibit (d)(iii)

SUBADVISORY AGREEMENT

THIS AGREEMENT, dated and effective as of _______________, is made and entered into between Milliman Financial Risk Management LLC, a Delaware limited liability company (the “Investment Adviser”), and Capital International, Inc., a California corporation (the “Sub-Adviser”).

W I T N E S S E T H

WHEREAS, the Investment Adviser is the investment adviser to the Milliman Variable Insurance Trust, a Delaware statutory trust (the “Trust”), pursuant to the Investment Advisory Agreement (the “Investment Advisory Agreement”);

WHEREAS, the Trust is engaged in business as an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

WHEREAS, the Trust’s shareholders are and will be separate accounts maintained by insurance companies for variable annuity contracts and variable life insurance policies or other entities or contracts consistent with Section 817 of the Internal Revenue Service Code of 1986, as amended (the “Code”);

WHEREAS, the Investment Adviser and the Sub-Adviser are registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are engaged in the business of providing investment advisory and related services to certain investment companies and other clients;

WHEREAS, the Sub-Adviser creates, maintains and makes available model portfolios (each, a “Model Portfolio”) that meet certain investment parameters; and

WHEREAS, the Investment Adviser and the Board of Trustees of the Trust (the “Board”) desire to retain the Sub-Adviser to design, monitor and provide Model Portfolios to the investment portfolios of the Trust listed on Schedule A, as amended from time to time (each, a “Fund” and together, the “Funds”), in a manner and on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and the mutual undertakings set forth in this Agreement, the parties covenant and agree as follows:

1.       Appointment. The Investment Adviser hereby appoints the Sub-Adviser to provide certain sub-advisory services to the Funds by designing, monitoring and providing Model Portfolios (as further described in Section 2 below) subject to the supervision and direction of the Investment Adviser and the Board, and in accordance with the terms and conditions of this Agreement. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Investment Adviser in any way or otherwise be deemed an agent of the Trust or the Investment Adviser except as expressly authorized in this Agreement or another writing by the Investment Adviser and the Sub-Adviser. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.       The Sub-Adviser Services. Always subject to the supervision and direction of the Investment Adviser and the Board, the Sub-Adviser, as a non-discretionary sub-adviser to the Funds, will be responsible solely for designing, monitoring and providing one or more Model Portfolios (as updated from time to time) specified on Schedule B that will meet certain parameters as agreed between the Investment Adviser and Sub-Adviser, to the Investment Adviser to assist it in the management of the Funds. The Model Portfolios will contain such data and will be delivered in the format agreed to between the Investment Adviser and the Sub-Adviser. The Sub-Adviser will determine the frequency with which each Model Portfolio will be delivered. The Investment Adviser will consider the Model Portfolio when selecting securities to execute the investment strategy for each Fund. The Sub-Adviser will not be responsible for reviewing or overseeing the selection of securities or implementation of the investment strategy of the Funds and to the extent the Sub-Adviser is deemed to have “investment discretion” as defined in Section 3(a)(35) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such “investment discretion,” is limited to its responsibility to design, monitor and provide the Model Portfolios and does not extend to any Fund’s assets. The Sub-Adviser does not guarantee the performance of any particular investment/security in a Model Portfolio or of the Model Portfolio itself. The Sub-Adviser will have no responsibility for determining the appropriateness and suitability of the use of Model Portfolios for any Fund. As part of, or associated with, the services provided hereunder the Sub-Adviser will:

a.       Provide, at its own expense, all necessary Model Portfolio creation facilities and personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement, and all administrative facilities, including bookkeeping, clerical personnel and equipment, necessary for the efficient conduct of its duties under this Agreement. The Investment Adviser will provide the Sub-Adviser with reasonable advance notice of any change in a Fund’s investment objectives, policies and restrictions as stated in the registration statement (as defined below).

b.      Comply with the relevant provisions of the Trust’s Declaration of Trust and By-Laws, as amended from time to time, all relevant disclosures in each Fund’s Prospectus and Statement of Additional Information (together, the “Registration Statement”), as may be amended from time to time, and any other written policies and restrictions as are communicated to it by the Investment Adviser. The Sub-Adviser shall be responsible for reviewing each Fund’s Registration Statement to confirm that there is no material misstatement or omission in the disclosures therein relating to services provided by the Sub-Adviser to the Funds from time to time; the Investment Adviser shall be responsible for ensuring that the Sub-Adviser is provided with a copy of each Registration Statement and any other relevant materials with reasonable advance notice prior to filing.

c.       Comply with the provisions of (i) the 1940 Act, (ii) the Advisers Act and (iii) all other applicable state and federal securities and other laws.

d.      Prepare and maintain such books and records with respect to the Model Portfolios as required by applicable laws.

e.       Furnish the Investment Adviser and the Board (i) such periodic reports, special reports and certifications as the Investment Adviser and the Sub-Adviser may mutually agree, or (ii) other information reasonably required to assist the Board in reviewing the terms of the Sub-Adviser’s contract in accordance with applicable laws and regulations then in effect. The parties agree that the information described in this subsection will be prepared solely for the use and benefit of the Investment Adviser and the Board in accordance with statutory and regulatory requirements. The Sub-Adviser recognizes that materials it delivers to the Investment Adviser and the Board may be public records subject to disclosure to third parties, however, the Sub-Adviser does not intend to benefit and assumes no duty or liability to any third parties who receive the Sub-Adviser‘s work and may include disclaimer language on its work product so stating. To the extent that the Sub-Adviser’s work is not subject to public disclosure, Investment Adviser agrees that it shall not disclose the Sub-Adviser’s work product to third parties without the Sub-Adviser’s prior written consent; provided, however, that the Investment Adviser, the Board, and the Funds may distribute the Sub-Adviser’s work to (i) professional service providers who are subject to a duty of confidentiality and who agree to not use the Sub-Adviser’s work product for any purpose other than to provide services to the Investment Adviser, the Board, or the Funds, or (ii) any applicable regulatory or governmental agency, as required.

f.        Report regularly to the Investment Adviser and the Board as reasonably agreed between the Investment Adviser and the Sub-Adviser and make appropriate persons available to meet with representatives of the Investment Adviser and the Board on a regular basis, at reasonable times agreed to by the Investment Adviser and the Sub-Adviser.

g.      Maintain a code of ethics (the “Code of Ethics”) which shall comply in all material respects with Rule 17j-1 under the 1940 Act. On at least an annual basis, the Sub-Adviser will comply with the reporting requirements of Rule 17j-1, which include (i) certifying to the Investment Adviser that the Sub-Adviser and its Access Persons have materially complied with the Sub-Adviser’s Code of Ethics with respect to the Model Portfolios and (ii) identifying any material violations of such Code of Ethics which have occurred with respect to the Model Portfolios.

h.      Maintain, implement and evaluate the effectiveness of written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of the Advisers Act by the Sub-Adviser.

3.       Investment Adviser’s Responsibilities.

a.       The Investment Adviser shall retain exclusive investment management responsibility for the Trust and the Funds and shall be entitled to acquire, hold, dispose of and otherwise deal with the investments and other assets of the Funds at such time, in such manner and on such terms and conditions as the Investment Adviser in its sole discretion considers appropriate. The Investment Adviser is not delegating any investment management responsibility for the Trust or the Funds to the Sub-Adviser. The Sub-Adviser shall not have any authority, discretionary or otherwise, to manage the Funds, have custody of the assets of the Funds, or direct trades for the Funds.

b.      The Investment Adviser shall ensure that all investments of the assets of the Funds are made in accordance with all applicable laws, regulations and policies of the applicable securities regulatory authorities as amended from time to time.

c.       The Investment Adviser shall be solely responsible for ensuring the Funds’ compliance with all applicable anti-money laundering requirements. The Investment Adviser acknowledges that the Sub-Adviser may rely on the Investment Adviser’s compliance with such requirements and that the Sub-Adviser shall be under no obligation to undertake measures to ensure such compliance.

d.      The Investment Adviser shall have sole discretion to make all investment decisions regarding implementation of its investment strategy for each Fund.

e.       The Investment Adviser shall create and maintain all necessary records relating to the Funds and all transactions executed on behalf of the Funds.

f.        The Investment Adviser agrees that the Model Portfolios may only be used in connection with its management of the Funds under this Agreement and for no other purpose.

4.       Compensation. The Investment Adviser will pay the Sub-Adviser for the services provided under this Agreement in accordance with Schedule B. The Investment Adviser shall be solely responsible for paying any sub-advisory fees due and owing the Sub-Adviser and neither the Trust nor any Fund shall incur any liability for any such sub-advisory fees.

5.       Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement, including, but not limited to (a) expenses of all necessary Model Portfolio creation facilities and personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement, and (b) expenses of administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement.

6.      Arrangements. The Sub-Adviser may from time to time employ or associate with itself any person it believes to be particularly fitted to assist it in providing the services to be performed by the Sub-Adviser hereunder, provided that no such person shall perform any services with respect to the Funds which would constitute an assignment of this Agreement or require a written advisory agreement pursuant to the 1940 Act.

7.       Services to Others. The services of the Sub-Adviser to the Funds and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory, Model Portfolio creation and delivery, or other services to others (including other investment companies) and to engage in other activities.

8.       Information Concerning the Sub-Adviser. The Sub-Adviser will inform the Investment Adviser promptly of (a) any material changes in the ownership or control of the Sub-Adviser, (b) the Sub-Adviser’s failure to maintain its registration as an investment adviser under the Advisers Act, or (c) any material compliance matters (as defined in Rule 38a-1 under the 1940 Act) with respect to the Sub-Adviser’s duties under this Agreement.

9.      Records. The records relating to the services provided by the Sub-Adviser under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Sub-Adviser such records and permit the Sub-Adviser to retain such records (either in original or in duplicate form) as the Sub-Adviser shall reasonably require carrying out its duties. In the event of the termination of this Agreement, upon Trust’s written request any such records in the possession or control of the Sub-Adviser shall at the Sub-Adviser’s sole discretion be promptly returned to the Trust or destroyed by the Sub-Adviser. Notwithstanding anything to the contrary in the foregoing, the Sub-Adviser may retain a copy of such records if required for regulatory compliance or internal audit purposes, provided that such information shall remain subject to the confidentiality and non-use obligations set forth in this Agreement. The Investment Adviser will provide the Sub-Adviser adequate written notice of a need to obtain any such records from the Sub-Adviser; however, in the event of a ‘surprise’ regulatory examination of the Trust or the Investment Adviser, at the cost of Investment Adviser or the Trust the Sub-Adviser will promptly make all requested records available at the Investment Adviser’s place of business.

10.   Confidential Information. Each party agrees on its behalf and on behalf of its affiliates that it shall exercise the same care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of each other party’s confidential and proprietary information. Each party further agrees that it will restrict access to each other party’s confidential and proprietary information to those employees, board members and other service providers or agents of such party who will use the information for purposes of providing the services contemplated in this Agreement. Each party (the “disclosing party”) will disclose such information of any other party to any other person (the “receiving party”) only if the other party has authorized such disclosure or such disclosure is expressly required or requested by applicable federal or state regulatory authorities or other provisions of law. For the avoidance of doubt, the Model Portfolios are deemed confidential information under this Agreement. The foregoing shall not prevent a disclosing party from disclosing information to a receiving party that (a) has previously become or is generally known, unless it has become generally known through a breach of this Agreement or (to the knowledge of the disclosing party) a similar confidentiality or non-disclosure agreement; (b) was already rightfully known to the receiving party prior to being disclosed by or obtained from the disclosing party as evidenced by written records kept in the ordinary course of business of or by proof of actual use by the receiving party; (c) has been or is hereafter rightfully received by the receiving party from a third person without restriction or disclosure and without breach of a duty of confidentiality to the other party; or (d) has been independently developed by the receiving party without access to confidential or proprietary information of the other party. It will be presumed that any confidential and proprietary information in a receiving party’s possession is not within exceptions (b), (c) or (d) above, and the burden will be upon the receiving party to prove otherwise by records and documentation.

11.    Standard of Care. Except as may otherwise be provided by the 1940 Act, any other federal securities law or in Section 12 of this Agreement, the Sub-Adviser shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Funds, the Trust, or the Investment Adviser in connection with the matters relating to this Agreement, except a loss resulting from the Sub-Adviser’s willful misconduct, bad faith, reckless disregard or gross negligence in the performance of any of its duties or obligations under this Agreement.

12.   Investment Adviser and Trust Liability. Neither the Investment Adviser nor the Trust shall be liable for, or subject to any damages, expenses, or losses arising out of, any act or omission in connection with this Agreement, except by reason of its breach of fiduciary duty, willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations hereunder, unless otherwise provided herein or under provisions of applicable law.

13.    Indemnification

a.       The Sub-Adviser. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Sub-Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Investment Adviser or the Trust as a result of any error of judgment or mistake of law by the Sub-Adviser with respect to a Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Investment Adviser, all affiliated persons thereof and all controlling persons thereof (as described in Section 15 of the Securities Act of 1933) (collectively, the “Investment Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Investment Adviser Indemnitees may become subject under the Securities Act of 1933, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (a) any willful misconduct, bad faith, reckless disregard or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations under this Agreement or (b) any untrue statement of a material fact regarding the Sub-Adviser or the services provided by the Sub-Adviser contained in a Fund’s Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to a Fund, or the omission to state therein a material fact regarding the Sub-Adviser or the services provided by the Sub-Adviser known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Investment Adviser or the Trust by a Sub-Adviser Indemnitee (as defined below) for use therein.

If indemnification is sought pursuant to this Section 12(a), then the Investment Adviser Indemnitees shall promptly notify the Sub-Adviser of the assertion of any claim or the commencement of any action or proceeding in respect thereof and will keep the Sub-Adviser advised with respect to all developments concerning such claim, action or proceeding; however, the failure so to notify the Sub-Adviser shall not relieve the Sub-Adviser from any liability that it may otherwise have to the Investment Adviser Indemnitees provided such failure does not affect in a material adverse manner the position of the Sub-Adviser or the Investment Adviser Indemnitees with respect to such claim. The Investment Adviser Indemnitees shall in no case confess any claim or make any compromise in any case in which the Sub-Adviser may be required to indemnify it except with the Sub-Adviser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Upon request and at the Sub-Adviser’s expense, the Sub-Adviser shall provide reasonable assistance to the Investment Adviser Indemnitees so that the Investment Adviser Indemnitees can defend against such claim, action or proceeding.

b.      The Investment Adviser and Trust. The Investment Adviser shall indemnify and hold harmless the Sub-Adviser, all affiliated persons thereof and all controlling persons thereof (as described in Section 15 of the Securities Act of 1933) (collectively, the “Sub-Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the Securities Act of 1933, the 1940 Act, the Advisers Act, the Commodity Exchange Act (“CEA”) or under any other statute, at common law or otherwise, except for any losses, claims, damages, liabilities or litigation arising out of or based on (a) any willful misconduct, bad faith, reckless disregard or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations under this Agreement or (b) any untrue statement of a material fact regarding the Sub-Adviser or the services provided by the Sub-Adviser contained in a Fund’s Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to a Fund, or the omission to state therein a material fact regarding the Sub-Adviser or the services provided by the Sub-Adviser known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished in writing to the Investment Adviser or the Trust by a Sub-Adviser Indemnitee for use therein.

If indemnification is sought pursuant to this Section 12b, then the Sub-Adviser Indemnitees shall promptly notify the Investment Adviser of the assertion of any claim or the commencement of any action or proceeding in respect thereof and will keep the Investment Adviser advised with respect to all developments concerning such claim, action or proceeding; however, the failure so to notify the Investment Adviser shall not relieve the Investment Adviser from any liability that it may otherwise have to the Sub-Adviser Indemnitees provided such failure does not affect in a material adverse manner the position of the Investment Adviser or the Sub-Adviser Indemnitees with respect to such claim. Following such notification, the Investment Adviser may elect in writing to assume the defense of such action or proceeding, provided that the Investment Adviser shall not be entitled to assume the defense if a conflict exists, including that the indemnification claim is outside the scope of this indemnification provision. Upon such election, it shall not be liable for any legal costs incurred by the Sub-Adviser Indemnitees (other than reasonable costs of investigation previously incurred) in connection therewith, unless (i) the Investment Adviser has failed to provide counsel reasonably satisfactory to the Sub-Adviser Indemnitees in a timely manner or (ii) counsel provided by the Investment Adviser reasonably determines that its representation of the Sub-Adviser Indemnitees would present it with a conflict of interest. Notwithstanding the foregoing, the Sub-Adviser Indemnitees shall be entitled to employ separate counsel at their own expense and, in such event, the Sub-Adviser Indemnitees may participate in such defense as it deems necessary. The Investment Adviser shall in no case confess any claim or make any compromise in any case in which the Sub-Adviser may be required to admit fault or wrongdoing except with the Sub-Adviser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Upon request and at the Sub-Adviser’s expense, the Sub-Adviser shall provide reasonable assistance to the Investment Adviser so that the Investment Adviser can defend against such claim, action or proceeding. If the Investment Adviser does not elect to assume the defense of such action or proceeding, (i) the Sub-Adviser Indemnitees shall in no case confess any claim or make any compromise in any case in which the Investment Adviser may be required to indemnify it except with the Investment Adviser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed and (ii) upon request and at the Investment Adviser’s expense, the Investment Adviser shall provide reasonable assistance to the Sub-Adviser Indemnitees so that the Sub-Adviser Indemnitees can defend against such claim, action or proceeding.

14.   Term and Termination. Unless sooner terminated in accordance with this Section 13, this Agreement shall continue until [•]. It may thereafter be renewed from year to year with respect to any Fund by mutual consent, provided that such renewal shall be specifically approved at least annually by the Board, or by vote of a majority of the outstanding voting securities of such Fund. In either event, any such renewal must be approved by a majority of those Trustees of the Trust who are not parties to such Agreement or interested persons of any such party, at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated at any time with respect to any Fund, without payment of any penalty:

a.       By mutual agreement by the parties to this Agreement;

b.      by the Investment Adviser, the Board or vote of a majority of the outstanding voting securities of such Fund, on sixty (60) days’ written notice to the Sub-Adviser;

c.       by the Sub-Adviser on sixty (60) days’ written notice to the Investment Adviser and the Trust; and

d.      immediately upon the termination of the Investment Advisory Agreement.

This Agreement shall not be assignable by any party hereto, and in the event of any such assignment shall automatically be terminated forthwith.

The parties hereto agree to cooperate and give reasonable assistance to one another in effecting an orderly transition of the services contemplated in this Agreement upon any termination of this Agreement.

15.   Use of Names. The parties to this Agreement agree that the name "Capital International, Inc.", the names of the Sub-Adviser's affiliates within The Capital Group Companies, Inc., and any derivative or logo or trademark or service mark or trade name (including, but not limited to, the Capital Group, the American Funds, and the American Funds Insurance Series groups of exchange-traded or mutual funds) are the valuable property of the Sub-Adviser and its affiliates. The Investment Adviser and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names so long as this Agreement is in effect. Upon termination of this Agreement, the Investment Adviser and the Trust shall immediately cease to use such name(s), derivatives, logos, trademarks or service marks or trade names.

The Investment Adviser and the Trust agree that they will provide the Sub-Adviser any advertisement, sales literature, or notice at least ten (10) business days prior to its use that makes reference to the Sub-Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Advisers Act or other applicable laws and regulations. Notwithstanding the first paragraph of this Section 14, upon review of such advertisement, sales literature, or notice, the Sub-Adviser may withhold use of any name(s), derivatives, logos, trademarks, service marks or trade names in such publication in the Sub-Adviser’s sole discretion.

The Sub-Adviser agrees that it shall not use the Investment Adviser’s name, trademarks or service marks, or refer to Investment Adviser directly or indirectly in any media release, public announcement or public disclosure, including in any promotional or marketing materials, customer lists, referral lists, websites or business presentations, without the Investment Adviser’s prior written consent for each such use or release, which consent shall be given in the Investment Adviser’s sole discretion. For avoidance of doubt, the Sub-Adviser may use the name of the Trust and the Funds in public disclosures without the written consent of the Investment Adviser or the Trust.

16.   Representations and Warranties. Each party represents and warrants to the others that: (a) it is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement; and (b) there are no actions, suits or proceedings by or before any court, administrative panel or other governmental authority pending, or to its knowledge threatened, against it which could reasonably be expected to materially impair its ability to carry out the terms of this Agreement. Each of the Investment Adviser and the Sub-Adviser represents and warrants to the other parties that: (c) it is duly registered as an investment adviser under the Advisers Act and will remain duly registered as an investment adviser under all applicable federal and state securities laws; (d) it shall perform its obligations hereunder in accordance with the 1940 Act and all other applicable laws; (e) it is not disqualified pursuant to Section 9(a) of the 1940 Act to be an investment adviser to investment companies registered under the 1940 Act; and (f) the Form ADV provided by such party to the others is a true and complete copy of the form, including that part or parts of the Form ADV filed with the United States Securities and Exchange Commission (“SEC”), that part or parts maintained in the records of such party, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

17.    Disputes. In the event of any dispute arising out of or relating to this Agreement, the parties agree that the dispute will be resolved by final and binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall take place before a panel of three arbitrators. Within 30 days of the commencement of the arbitration, each party shall designate in writing a single neutral and independent arbitrator. The two arbitrators designated by the parties shall then select a third arbitrator. The arbitrators shall have a background in financial services, investment management, or law. The arbitrators shall have the authority to permit limited discovery, including depositions, prior to the arbitration hearing, and such discovery shall be conducted consistent with the Federal Rules of Civil Procedure. The arbitrators shall have no power or authority to award punitive or exemplary damages. The arbitrators may, in their discretion, award the cost of the arbitration, including reasonable attorney fees, to the prevailing party. Any award made may be confirmed in any court having jurisdiction. Any arbitration shall be confidential, and except as required by law, neither party may disclose the content or results of any arbitration hereunder without the prior written consent of the other parties, except that disclosure is permitted to a party’s auditors, legal advisors, and/or regulators.

18.   Miscellaneous.

a.       Amendments. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment with respect to any Fund shall be approved by (a) the Board or a vote of the majority of the outstanding voting securities of such Fund as required by the 1940 Act, and (b) the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement at a meeting called for the purpose of voting on such approval, if such approval is required by applicable laws.

b.      Entire Agreement. This Agreement, together with all exhibits, schedules and attachments contain the entire understanding and agreement of the parties with respect to the subject matter hereof.

c.       Headings. The headings in this Agreement are inserted for convenience of reference only and shall not constitute part thereof.

d.      Notices. Any notice required or permitted to be sent under this Agreement shall be given to the following persons at the following addresses and email addresses, or such other persons, addresses or email addresses as the party receiving such notices or communications may subsequently direct in writing:

If to the Investment Adviser or the Trust:

Milliman Financial Risk Management LLC

71 S. Wacker Drive, 31st Floor

Chicago, IL 60606

Attention: Legal

Email:

If to the Sub-Adviser:

Capital International, Inc.

400 South Hope Street, 21st Floor

Los Angeles, CA 90071

Attention: Global Client Activity Team

E-mail:

e.

Severability. Should any provision of this Agreement be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

f.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws) and any of the applicable provisions of the 1940 Act. In the case of any conflict, the 1940 Act shall control.

g.

Waiver. Any failure or delay by any party to enforce at any time any of the provisions of this Agreement or to exercise any right or option which is herein provided, or to require at any time the performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this Agreement. No waiver of any right or remedy under this Agreement shall be deemed to be a waiver of any other or subsequent right or remedy under this Agreement.

h.

Assignment. No party may assign, transfer, or delegate any of its rights or obligations relating to this Agreement (including, without limitation, interests or claims relating to this Agreement) without the prior written consent of the other parties.

i.

Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or by rules, regulations or orders of the SEC under the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment” and “affiliated persons,” as used herein shall have their respective meanings as set forth in the 1940 Act.

j.         Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original but all of which taken together shall constitute one and the same instrument.

k.       Survival of Terms. Sections 2d (Records), 9 (Records), 10 (Confidential Information), 13 (Indemnification), 15 (Use of Names), and 18 (Miscellaneous) shall survive the termination or other expiration of this Agreement; provided, however, that all of the provisions of this Agreement shall survive the termination or other expiration of this Agreement with respect to any obligation accruing or arising before such termination or other expiration.

l.         Limitation of Shareholder, Trustee and Officer Liability. The parties acknowledge and agree that the trustees and officers of the Trust and the shareholders of any Fund shall not be liable for any obligations of the Trust or of any Fund under this Agreement, and each party agrees that, in asserting any rights or claims under this Agreement with respect to a Fund, it shall look only to the assets and property of such Fund to which such party's rights or claims relate in settlement of such rights or claims, and not to the assets and property of any other Fund, the trustees or officers of the Trust or the shareholders of the Funds.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

MILLIMAN FINANCIAL RISK MANAGEMENT LLC

By:

Name: Adam Schenck

Title:   Head of Fund Services

CAPITAL INTERNATIONAL, INC.

By:

Name:

Title:

Schedule A

List of Funds

  Milliman - Capital Group Hedged U.S. Growth Fund
  Milliman - Capital Group Hedged U.S. Income and Growth Fund

Schedule B

List of Model Portfolios and Fee Schedule